                        INFORMATION STATEMENT PURSUANT TO
                         SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (Amendment No. __)

Check the appropriate box:

[   ] Preliminary Information Statement       [   ]     Confidential, for Use of the Commission Only (as
                                                        permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

Strategic Solutions Group, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box): [ ] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

   (2)   Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)   Proposed maximum aggregate value of transaction:

   (5)   Total fee paid:

   [X] Fee paid previously with preliminary materials:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:

            (2)   Form, Schedule or Registration Statement no.:

            (3)   Filing Party:

            (4)   Date Filed:

                         STRATEGIC SOLUTIONS GROUP, INC.
                          1598 WHITEHALL ROAD, SUITE E
                            ANNAPOLIS, MARYLAND 21401

                             -----------------------

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


         This Information Statement is furnished by the Board of Directors of Strategic Solutions Group, Inc., a Delaware corporation (the "Company"), to all holders of capital stock of the Company pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to stockholders for the purpose of informing the stockholders in regards to the Company's sale of substantially all of its assets to a wholly owned subsidiary of Houston Associates, Inc., a District of Columbia corporation, pursuant to an Asset Purchase Agreement. The Asset Purchase Agreement is included here as Exhibit A (the "Sale Transaction").

         By a unanimous vote of all independent Directors, our Board of Directors approved the Sale Transaction on January 22, 2003. Our Company thereafter received shareholder approval obtained by written consent ("Shareholders Consents") in lieu of holding a meeting. The Shareholders Consents represent approval by a majority of the outstanding shares of common stock of the Company which is required under Delaware law in order to effect the Sale Transaction. The Sale Transaction will be effected on a date which is at least twenty (20) days after the filing and mailing of this definitive Information Statement. One of the assets to be sold in the Sale Transaction is the exclusive right to the use of the Strategic Solutions name. Accordingly, the Shareholders Consents also authorize amending the Company's Certificate of Incorporation to change the name of the Company to "Southern Software Group Inc." After the Sale Transaction is completed, the Company intends to seek out a merger with an operating business entity in an effort to create value for Company stockholders. To facilitate such a transaction the Shareholders Consents will also authorize the changes to the Company's capital structure described in this Information Statement. This Information Statement will also constitute the notice of Shareholder Consent which the Company is required to provide you under The Delaware General Corporation Law.

         The cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

         There were approximately 13,849,910 shares of common stock issued and outstanding on February 3, 2003. We anticipate that this Information Statement will be mailed on or about February 11, 2003 to all shareholders of the Company as of December 30, 2002. The Company's principal executive office address is 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401.

         PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE SALE TRANSACTION.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of February 3, 2003 there were 13,849,910 shares of common stock outstanding, each of which is entitled to one vote. The following table sets forth, as of February 3, 2003, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company (one of whom is also the chief operating officer of the Company) and (iii) all directors and executive officers as a group.

                                                             Amount and Nature of
           Name of Beneficial Owner                          Beneficial Ownership(1)      Percent of Class(2)
           ------------------------                          --------------------         ----------------

           Principal Stockholder other than
           Executive Officers and Directors:

           Michael Damas                                     633,332                      4.57%
               1A Chester Plaza
               Chester, Maryland 21619

           Executive Officers and Directors:

           Thomas Stone                                      925,000(3)                   6.60%

           John J. Cadigan                                   1,619,176(4)                 10.97%

           Ernest A. Wagner                                  5,439,920(5)                 38.06%

           Kevin E. Idso                                     95,000(6)                    0.68%

           All directors and executive officers as a group   8,079,096                    58.33%
           (4 persons)

*       Does not exceed one percent.
(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.

(2) In accordance with the rules of the SEC, each beneficial owner's percentage ownership assumes the exercise or conversion of all options, warrants, other convertible securities and other rights that are (i) held by such person and (ii) exercisable or convertible within 60 days after February 3, 2003.

(3)      Includes 150,000 shares issuable upon exercise of vested stock options.
(4) Includes (i) 285 shares owned by Mr. Cadigan's wife and (ii) 910,677 shares issuable upon exercise of vested options.
(5) Includes (i) 191,428 shares issuable upon exercise of vested options and (ii) 250,000 shares issuable upon exercise of warrants.
(6)      Includes 86,000 shares issuable upon exercise of options.

                           SUMMARY OF THE TRANSACTION

         On January 23, 2003, the Company entered into an Asset Purchase Agreement ("Purchase Agreement") by and among the Company, Houston Associates, Inc., a District of Columbia corporation, and a newly formed District of Columbia corporation which is a wholly owned subsidiary of Houston (the "Purchaser"). Pursuant to the Purchase Agreement, the Company agreed to sell substantially all of its assets to the Purchaser.

The Parties

         Your Company. Strategic Solutions Group, Inc. is engaged in the business of developing interactive multimedia software, training and electronic performance systems. The Company is a Delaware corporation with principal executive offices located at 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401. The telephone number of the Company's principal executive offices is
(410)757-2728.

         Houston Associates, Inc. Houston Associates, Inc. is a provider of telecommunications, systems engineering, and management services to government and industry and specializes in the design and support of networks that provide integrated voice, data and video imagery. It will effect the purchase through a newly formed wholly owned subsidiary. The Purchaser is a District of Columbia corporation with principal executive offices located at 4601 North Fairfax Drive, Suite 1200, Arlington, VA 22203.

Payments and Other Consideration of the Sale Transaction

         Pursuant to the Purchase Agreement, the Company agreed to sell substantially all of its assets for a purchase price ("Purchase Price") of (i) $19,750, plus (ii) the assumption of the Company's bank indebtedness in the amount of $75,000 plus interest, plus (iii) the assumption of certain accrued payables.

         Upon signing the Purchase Agreement, the Purchaser advanced funds in the aggregate amount of $37,051 to be used for payroll and for payment of certain liabilities. As an inducement to the Purchaser to advance the funds, the Company has agreed to issue the Purchaser such number of shares of the Company's common stock that would have a value of $35,000 on a post merger basis. The Sale Transaction will not generate sufficient cash to pay the Company's remaining creditors or cash for distribution to shareholders. After consummation of the Sale Transaction the Company will attempt to effect a merger with an operating business that will assume the Company's remaining obligations and seek to create value for shareholders.

Name Change; Amendment to Certificate of Incorporation

         One of the assets to be sold to the Purchaser in the Sale Transaction is the exclusive right to the use of the Strategic Solutions name. Accordingly, the Shareholders Consents also authorize an Amendment to the Company's Certificate of Incorporation to change the Company's name to "Southern Software Group Inc." The name change will be effected upon filing the Amendment with the Secretary of State of the State of Delaware.

Background and History; Reasons for Sale

         Prior to the Agreement, our Board of Directors strongly believed that continued operation of the Company's business as the only business of a public company was not in the best interests of the Company's stockholders as evidenced by the Company's continuing losses. In March 2002, the Board retained National Capital Companies, LLC ("National Capital"), a mergers & acquisitions firm, to assist the Company in identifying potential candidates for a sale, merger or acquisition. The Company and National Capital developed an informational booklet and during the period April through June 2002 distributed the booklet on a confidential basis to selected potential candidates. Several of the identified candidates who received the booklet responded and requested further information. Although the Company has had discussions with these candidates, no written offers were made by these candidates and no alternatives were presented that would have enabled the Company to survive as a going concern. The later proposal by Purchaser has enabled the Company to remain a going concern.

         Houston Associates, Inc. was identified by National Capital in June 2002. A meeting between the Company, represented by Ernest Wagner and National Capital, and the Purchaser's representatives followed in late June 2002. In July 2002, Mr. Wagner made a formal presentation to the owners and principals of the Purchaser. Additional meetings, conference calls, telephone calls, and correspondence took place during the months of August, September and October for the purpose of information gathering. In November, the Purchaser informed the Company that it was interested in pursuing a transaction with the Company. The Purchaser's senior management then met with the Company and made a formal presentation. Extensive negotiations followed. On December 18, 2002, the Purchaser presented the Company with a Purchase Agreement which after negotiation and modification was executed on January 23, 2003.

         On January 22, 2002, by a unanimous vote of all independent Directors, the Board of Directors approved the Sale Transaction. In its evaluation of the Sale Transaction, the Board of Directors of the Company reviewed several factors, including, but not limited to:

                  1. The Company is not likely to survive if it is a public company with only its present business given the cash demands of the operating company and the lack of capital to support those demands. In its last annual report, the Company's independent auditors expressed a substantial doubt about the Company's ability to continue as a going concern.

                  2. Despite efforts to locate a merger or acquisition partner, no written agreements have been reached by the Company or its retained professionals with prospective merger or acquisition partners and the Company has exhausted its cash resources.

                  3. After sale of the Company's business assets to Purchaser, and payment of the Company's obligations, the Company might be an attractive candidate for merger with a private operating business and eventually realize value for the shareholders.

                  4. The absence of any realistic alternative to achieve profitability.

         Based on the above factors, the Company's Board determined that in the circumstance the Sale Transaction is the best available alternative for the Company and its stockholders. The Company's Board concluded that consummating the Sale Transaction would effectively eliminate the Company's continuing losses and pay off a major portion of its obligations.

         After consummating the Sale Transaction, the Company will seek to merge with an operating business or businesses which would have the potential to create stockholder value. The Company has had discussions with several candidates for a proposed transaction. Although the Company is actively negotiating a letter of intent with a proposed merger candidate, no contract has been signed for a specific transaction and there can be no assurance that a transaction will be consummated. In anticipation of and to facilitate a merger with an operating business, the Shareholders Consent will approve an amendment to the Company's Certificate of Incorporation that would, among other things,
(i) increase the number of authorized shares to 55,000,000, of which 5,000,000 shares shall be made up of a class of authorized preferred stock, the rights, privileges and preferences of which can be set by the Board of Directors without shareholder vote; (ii) authorize a reduction in the number of outstanding shares of common stock by implementing a reverse stock split on such ratio such that there exists approximately 500,000 shares immediately prior to the completion of the merger; (iii) authorize the Board of Directors to change the name of the corporation without shareholder vote to coincide with any new business or enterprise engaged in by the Company; and (iv) to effect any other changes permitted by Delaware law deemed necessary by the Company. There is no assurance that a merger will be consummated or consummated in a timely manner. If the Company fails to merge with an operating business or businesses in a timely manner, the Company is not likely be able to meet its reporting obligations and comply with other requirements of a publicly held corporation.

         The discussion of the information and factors considered by the Company's Board is not intended to be exhaustive. In view of the number and wide variety of factors considered in connection with its evaluation of the Sale Transaction, and the complexities of these matters, the Company's Board did not find it useful to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Company's Board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to the Board of Directors' ultimate determination or assign any particular weight to any factor, but rather conducted an overall analysis of the factors described above, including thorough discussions with and questioning of the Company's representatives. In considering the factors described above, the members of the Board of Directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination.

         For the reasons set forth above, the Company's board has determined that the Sale Transaction is fair and in the best interests of the Company and the Company's stockholders.

Interest of the Company's Officers

         Stockholders should be aware that Ernest Wagner, the Company's President and Chief Operating Officer and a director, and Kevin Idso, the Company's Vice President of Research and Development and a director, have an interest in the Sale Transaction that are in addition to the interests of the stockholders of the Company generally. As part of the closing of the Sale Transaction, the Purchaser will extend offers of employment to Messrs. Wagner and Idso. The independent Directors of the Company were aware of these interests and considered them, among other matters, in unanimously approving the principal terms of the Sale Transaction. As Directors, Messrs. Wagner and Idso abstained from voting on the Sale Transaction.

Absence of a Fairness Opinion

         The Board of Directors did not feel that an investment banker's fairness opinion was beneficial or necessary given the board of directors' knowledge of the Company, its business and the difficult financial position it was in. The Board of Directors did not believe that obtaining such an opinion would be an appropriate use of corporate funds. Such an opinion is not required by The Delaware General Corporation Law. Based on the Company's continued operating losses and unfavorable prospects, the directors felt that no realistic alternatives were likely to arise in the foreseeable future. In this regard, our directors believe the Sale Transaction is in the best interests of the Company's stockholders.

         Because of the absence of a fairness opinion, there will be no independent assurance from an expert that the consummation of the Sale Transaction is fair from a financial point of view to the stockholders of the Company.

Dissenters Rights

         Under Delaware law, stockholders of the Company's common stock are not entitled to dissenters' rights of appraisal with respect to the Sale Transaction.

                             ADDITIONAL INFORMATION

         The Company will provide, upon request, a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2001 and Form 10-QSB for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission. Any such request should be in writing and addressed to the Company at 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401 attention: Ernest Wagner, President and Chief Operating Officer.

                                          From the Board of Directors,

                                          /s/ Ernest Wagner
                                          -----------------------------------
Annapolis, Maryland                       Ernest Wagner,
February 11, 2003                         President and Chief Operating Officer

EXHIBIT A
ASSET PURCHASE AGREEMENT


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 23, 2003 by and among STRATEGIC SOLUTIONS GROUP, INC. a Delaware corporation ("Seller"), and HOUSTON ASSOCIATES, INC., a District of Columbia corporation ("Houston"), and STRATEGIC SOLUTIONS GROUP, INC., a District of Columbia corporation and wholly owned subsidiary of the Purchaser ("Subsidiary") (Houston and Subsidiary shall hereinafter be collectively referred to as "Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in the business of developing interactive multimedia software, training and electronic performance systems (the "Business"); and

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, certain assets of Seller, including the goodwill and all assets necessary for the operation of the Business, on the terms and conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the premises, and of the promises, agreements, representations and warranties hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    ARTICLE 1
                               PURCHASE OF ASSETS

         SECTION 1.01. Closing Date. Subject to the terms and conditions hereof, the consummation of the transactions described herein (the "Closing") will take place at 1:00 p.m. on March 3, 2003 at the offices of Whiteford, Taylor & Preston L.L.P., 10420 Little Patuxent Parkway, Suite 495, Columbia, Maryland 21044, or at such other time and date as the parties mutually may determine (the "Closing Date"), provided all conditions to Closing have been satisfied.

         SECTION 1.02. Purchase and Sale of Assets. Subject to Section 1.03, at the Closing, Seller will sell, convey, transfer and deliver to Purchaser, and Purchaser will purchase and receive from Seller, all of the assets, rights, and tangible and intangible property of Seller owned by Seller and used in the Business on the Closing Date (the "Purchased Assets"). Subject to Section 1.03, the Purchased Assets shall include all property and assets owned by Seller and used in the Business, of every kind and description, wherever located, including all property, tangible or intangible, real, personal or mixed, accounts receivable, securities, deposits on contractual obligations or otherwise, claims and rights under contracts, Seller's right to use the name "Strategic Solutions Group, Inc." and any other trade names previously used by Seller, any logo or mark used by Seller, all as the same shall exist on the Closing Date, including, without limitation, the assets and property listed or described in the Bill of Sale and Assignment and Assumption Agreement ("Assumption Agreement") attached hereto as Exhibit 1.02.

         SECTION 1.03. Excluded Assets. The Purchased Assets shall not include those assets of Seller listed or described on Schedule 1.03 attached hereto.

         SECTION 1.04. Purchase Price. The purchase price (the "Purchase Price") for the Purchased Assets, and for the benefits and rights conferred upon Purchaser hereunder, shall be Nineteen Thousand Seven Hundred Fifty Dollars ($19,750) and the assumption of Seventy Five Thousand Dollars ($75,000) of interest bearing debt with Commerce First Bank and the assumption of accrued payables (including wages and trade payables and closing costs associated with this Agreement but excluding accrued payables described on Schedule 1.06(b)) (the "Assumed Liabilities").

         The foregoing calculations and determinations shall be made by the independent accountants for Seller, subject to review and approval by Purchaser's accountants, Aronson & Company. Such calculations and determinations shall be made using generally accepted accounting principles, consistently applied.

         SECTION 1.05.  [Intentionally Omitted].

         SECTION 1.06.  Liabilities.

                  (a) Liabilities Assumed. Subject to the conditions herein set forth, on the Closing Date, Purchaser shall deliver to Seller the Assumption Agreement pursuant to which Purchaser shall assume the Assumed Liabilities. Purchaser shall assume no debts, obligations, contracts, leases or liabilities of Seller, including professional fees incurred by Seller in connection with this transaction, except as expressly set forth in the Assumption Agreement, and Seller shall hold Purchaser harmless from, and indemnify Purchaser against, any debt, obligation, contract, lease or liability not expressly assumed by Purchaser hereunder.

                  (b) Excluded Liabilities. The Assumed Liabilities shall not include those liabilities of Seller listed or described on Schedule 1.06(b) attached hereto.

         SECTION 1.07. Allocation of Purchase Price. The parties agree that the consideration described in Section 1.04 shall be allocated among the Purchased Assets in the manner set forth in Schedule 1.07.

         SECTION 1.08. Change and Use of Name. Concurrently with the Closing, Seller shall take all actions required (including filing appropriate charter amendments with the Delaware corporate authority) to enable Purchaser to use the name "Strategic Solutions Group, Inc." and any derivative or combination thereof that it may elect, and Seller shall make no further use of any of such names.

         SECTION 1.09.  Stockholders' Consent.

         (a) Seller, acting through its Board of Directors, shall, in accordance with applicable law as promptly as practicable following the date of this
Agreement:

                  (i) recommend to its stockholders the approval of this Agreement and the other transactions contemplated hereby and secure a written consent of its stockholders, in accordance with applicable Delaware law, for the purpose of approving the asset purchase transactions; and

                  (ii) prepare and file a preliminary information statement with the Securities and Exchange Commission (the "SEC"), and prepare and file a definitive information statement with the SEC at the conclusion of the SEC's review and comment period, and cause the definitive information statement, including any amendment or supplement thereto (the "Information Statement"), to be mailed to its stockholders relating to this Agreement and the transactions contemplated thereby, provided that no amendment or supplement to the Information Statement shall be made by Seller without consultation with the Purchaser and its counsel.

         (b) If, at any time prior to the Effective Time, any information relating to Purchaser or Seller, or any of their respective affiliates, officers or directors, should be discovered by Purchaser or Seller which should be set forth in an amendment or supplement to the Information Statement, so that any document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto in writing and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Seller.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Purchaser to enter into and perform its obligations under this Agreement, Seller hereby represents and warrants to Purchaser as follows:

         SECTION 2.01. Organization and Qualification, Etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease or operate all of its properties and assets and to carry on its business as and where it is now being conducted, and Seller is qualified to do business as a foreign corporation in each jurisdiction wherein the nature and extent of its activities require such qualification. Complete and correct copies of the Charter and By-Laws of Seller, as amended to date, have heretofore been delivered to Purchaser, and such instruments, as so amended, are in full force and effect at the date hereof.

         SECTION 2.02.  [Intentionally Omitted.]

         SECTION 2.03. Authority Relative to Agreement. Seller has the corporate power and authority, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated on its part have been authorized and approved by its Board of Directors and stockholders. No other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Seller and is a valid and binding agreement of Seller, enforceable in accordance with its terms.

         SECTION 2.04. No Breach; Consents. The negotiation, execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, (a) do not and will not conflict with or result in any material breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge, encumbrance or other restriction upon the Purchased Assets under, or require any authorization, consent, approval, exemption or other action by or notice to any third party, under the provisions of the Charter or By-Laws of Seller or any Material Contract (as defined in Section 2.13) to which the Seller is a party or under which its properties are bound, and (b) do not require, except as disclosed on Schedule 2.04, any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Seller is subject.

         SECTION 2.05. Financial Statements. Seller has previously delivered to Purchaser true and complete copies of (a) the balance sheets of Seller as of September 30, 2002 and the related statements of income for the nine-month periods then ended filed with Seller's Form 10-QSB with the Securities and Exchange Commission and (b) an interim balance sheet and statement of operations for each of the periods ending November 30, 2002 and December 31, 2002 (the "Balance Sheet Date") (the financial statements identified in this Section 2.05 shall collectively be referred to as the "Financial Statements"). All of such Financial Statements are attached hereto as Schedule 2.05. Such Financial Statements (including in all cases the notes thereto) fairly present the financial condition and results of operations of Seller in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods presented except as stated in Form 10-QSB.

         SECTION 2.06. Accounts Receivable and Promissory Notes. Seller's accounts receivable, which are included in the Purchased Assets, arose out of transactions in the ordinary course of business and represent valid rights to receive payments for bona fide services rendered or goods sold, and are not subject to discounts, rebates or off-sets of any kind. The accounts receivable (the "Accounts Receivable") shown on Seller's Financial Statements and books and records are fully collectible in the amounts shown on said Financial Statements and books and records.

         SECTION 2.07. Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.07, Seller has no obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not insured), except liabilities reflected on Seller's balance sheet as of December 31, 2002, a copy of which is attached as Schedule 2.07. Without limiting the generality of the foregoing, except as set forth on
Schedule 2.07, Seller has no liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or under any other federal or state environmental legislation, rule or regulation.

         SECTION 2.08. No Material Adverse Change. Except as set forth in
Schedule 2.08, since the Balance Sheet Date, there has been no material adverse change in the financial condition, properties, operating results, employee relations, customer relations or business prospects of Seller.

         SECTION 2.09.  [Intentionally Omitted.]

         SECTION 2.10. Absence of Certain Developments. Except for transactions contemplated by this Agreement and except as disclosed on Schedule 2.10, since the Balance Sheet Date, Seller has not:

               (a) Issued any equity securities, securities convertible into equity securities, or warrants, options or other rights to acquire equity securities, or bonds or other securities or ownership interests in the Seller, or redeemed, purchased or otherwise acquired any ownership interests in the Seller;

               (b) Borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (c) Discharged or satisfied any material lien or encumbrance or paid any material obligation or liability other than current liabilities paid in the ordinary course of business;

               (d) Mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its properties or assets, except liens for current property taxes not yet due and payable;

               (e) Sold, assigned, transferred or otherwise disposed of or committed to sell, assign, transfer or otherwise dispose of any of its tangible assets (including books and records of the Seller), except in the ordinary course of business, or canceled any material debts or claims;

               (f) Suffered any unusual or extraordinary items resulting in losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (g) Purchased any material assets or securities of any person, or made capital expenditures, or made any binding commitments therefor, except for purchases in the ordinary course of business not in excess of $5,000;

               (h) Paid or committed to pay any bonuses or similar payments, except in the ordinary course of business consistent with past practice;

               (i) Made any loans or advances to, guarantees for the benefit of, or any investments in, any person or entity in excess of an aggregate of $5,000;

               (j) Suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (k) Incurred any material liability or obligation (absolute, accrued or contingent), or incurred any material bad debt, contingency or other reserve increase;

               (l) Increased the compensation payable or to become payable by the Seller to any of its directors, officers, management, employees, consultants or agents, or increased benefits under any employee benefit plan or other employee compensation arrangement, except such increases made in the ordinary course of business and consistent with past practices of the Seller;

               (m) Amended its Articles of Incorporation or Bylaws;

               (n) Entered into or consummated any joint venture, partnership or other similar arrangement, or formed any other new arrangement for the conduct of its business, or acquired or entered into any agreement or letter of intent to acquire, by merger, consolidation, or purchase of stock or assets, any business, entity or person;

               (o) Taken any action to amend or terminate any employee benefit plan or to adopt any other plan, program, arrangement or practice providing benefits for or compensation to or on behalf of its employees or former employees;

               (p) Terminated or cancelled any insurance policy that covers the Seller;

               (q) Made any change in any investment, accounting or tax practice or policy or any method of calculating any bad debt, contingency, or other charge or reserve of the Seller;

               (r) Had any payment default or event of default under any debt, lease or other Material Contract except for overdue payables arising in the ordinary course of business;

               (s) Entered into, amended, modified, terminated (partially or completely) or granted a waiver under or given a consent with respect to any Material Contract which is required (or, had it been in effect on the date of this Agreement, would have been required) to be disclosed on Schedule 2.13;

               (t) Taken any other action outside of the ordinary course of business; or

               (u) Taken or agreed to take any action contemplated hereby or that would otherwise cause any representation or warranty made by the Seller in this Agreement to be untrue or inaccurate as of the Closing Date or result in the breach of any covenant or agreement in this Agreement required to be performed by the Seller on or prior to the Closing Date.

         SECTION 2.11. Title to Purchased Assets.

               (a) Except for leased property (in which it holds a valid leasehold interest), Seller owns good and marketable title, free and clear of all liens and encumbrances, to all of the material properties and assets shown on its Financial Statements as of the Balance Sheet Date, or acquired thereafter, except to the extent that such properties and assets have been disposed of for fair value in the ordinary course of business consistent with past practice, and except liens for real estate taxes not yet due and payable and except for such imperfections of title and encumbrances, if any, as are not substantial in character, amount or extent and do not detract from the value, or interfere with the present use, of the property subject thereto, or otherwise impair its business operations.

               (b) Except as disclosed in Schedule 2.11(b), (i) Seller is not in material violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of owned or leased properties, including those promulgated by the Environmental Protection Agency and the Occupational Safety and Health Administration, conformance to which would require a material expenditure or would materially interfere with its operations, and (ii) Seller has not received any notice of any such violations within the three years prior to the date hereof.

                  (c) Seller leases, licenses or owns all of the properties and assets used in the Business.

         SECTION 2.12.  [Intentionally Omitted.]

         SECTION 2.13.  Contracts and Commitments.

               (a) Schedule 2.13 contains a correct and complete list of the following (the "Material Contracts"):

                    (i) All bonds, debentures. notes, mortgages, indentures or guarantees to which the Seller is a party or by which any of its material properties or assets (real, personal or mixed, tangible or intangible) is bound, and any oral or written direct or indirect guarantee of any such obligation;

                    (ii) All leases to which the Seller is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                    (iii) All loans and credit commitments to the Seller which are outstanding and pursuant to which any indebtedness of the Seller in the aggregate principal amount in excess of $5,000 is outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                    (iv) All contracts or agreements which limit or restrict the Seller from engaging in any business in any jurisdiction;

                    (v) All agreements or documentation evidencing currently outstanding loans or advances made by the Seller to or on behalf of its clients;

                    (vi) All agreements, contracts or commitments pursuant to which the Seller provides or acquires goods or services;

                    (vii) All oral or written contracts for the employment of any officer, individual employee, or other person or entity on a full-time, part-time, consulting or other basis, or agreement relating to loans to officers, directors or affiliates, other than advances in the ordinary course of business;

                    (viii) All indemnification agreements, guaranties or powers of attorney granted to any person or entity; and

                    (ix) All pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred compensation or other employee benefit plan, or any contract with any labor union;

                    (x) All existing contracts and commitments (other than those described in subparagraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or
(ix) of this Section 2.13) to which the Seller is a party or by which its properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $5,000 individually.

               (b) True and complete copies of all the Material Contracts, including all amendments thereto, have been made available to the Purchaser. The Material Contracts are valid and enforceable in accordance with their respective terms with respect to the Seller, and to the best knowledge of the Seller, valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case to the extent material to the business and operations of the Seller and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Seller, there is not under any of the Material Contracts any existing breach, termination, threat of termination, default or event of default by the Seller or event that with notice or lapse of time or both would constitute a breach, termination, default or event of default by the Seller, nor does the Seller know of, and the Seller has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

         SECTION 2.14. Litigation, Etc. Except as set forth on Schedule 2.14, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Seller, or to which Seller is a party, at law or in equity, or before or before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending under collective bargaining agreements or otherwise.

         SECTION 2.15. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement (oral or written) binding upon Seller except for fees to be paid solely by Seller to National Capital Companies, LLC.

         SECTION 2.16. Insurance. The Seller has delivered to Purchaser a copy of each insurance policy maintained with respect to the Seller's properties, assets and business, and those policies are listed on Schedule 2.16 hereto. The Seller has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as it believes reasonable in relation to its business and shall maintain such insurance at least through the Closing Date. All of such policies are in full force and effect on a claims made basis with no premium arrearage. The Seller has given in a timely manner to its insurers all notices required to be given under its insurance policies with respect to all of the claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Seller has not received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies, and no such cancellation or amendment is threatened. Schedule 2.16 contains a summary description of each pending claim asserting liability of the Seller under each insurance policy. Seller agrees to continue insurance coverage for directors and officers and for general liability purposes for three months following the Closing Date.

         SECTION 2.17. Compliance with Laws.

               (a) The Seller has all authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to conduct and operate its business as it is currently being conducted, to own, hold or occupy under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party. Except as set forth on Schedule 2.17, such authorizations, approvals, licenses and orders shall not be affected by the consummation of the transactions contemplated hereby. The Seller has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of the Seller.

               (b) The Seller is not in violation of any material applicable zoning ordinance or other law, regulation or requirement relating to the operation of owned or leased properties, including those promulgated by the Occupational Safety and Health Administration, conformance to which would require a material expenditure or would materially interfere with its operations. The

Seller has not received any written notice of any such violations within the three years prior to the date hereof.

               (c) The Seller is in material compliance with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001 et seq., the regulations developed pursuant to these statutes and the corresponding state and local statutes, ordinances and regulations. There has been no release by the Seller or by any other person of a hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601(14), into the environment at any property owned or leased by the Seller (the "Premises") including, without limitations, any such release in the soil or groundwater underlying the Premises. To the best knowledge of the Seller, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. The Seller has not received notice of any violation of any environmental statute or regulation nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party.

         SECTION 2.18.  Employees.

               (a) The names and current rates of compensation of all employees of the Seller are as set forth on Schedule 2.18.

               (b) Except for retirement after normal retirement age, the Seller is not aware that any executive of the Seller or any group of employees of the Seller has any plans to terminate his, her or its employment.

               (c) Except as set forth on Schedule 2.18 attached hereto, the Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

               (d) The Seller is not aware of any material labor relations problems of the Seller. There is no unfair labor practice charge or complaint or any other matter against or involving the Seller pending, or to the knowledge of the Seller, threatened before the National Labor Relations Board or any court.

               (e) The Seller is not a party to any collective bargaining agreement. There is no labor strike, or other dispute, slowdown or stoppage pending against the Seller.

               (f) Except as set forth in Schedule 2.14 attached hereto, Seller has not been notified of any charges, investigations, administrative proceedings, or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability or veteran status) pending before the Equal Employment Opportunity Commission or any governmental authority against the Seller.

         SECTION 2.19. Regulatory and Licensure Matters.

               (a) The Seller and its related services are duly licensed pursuant to the laws of the State of Maryland and any other jurisdiction in which the nature of the Seller's activities requires such licensure. Schedule
2.19 lists all such licenses and permits (the "Licenses") and all other franchises owned or held by the Seller relating to the ownership, development or operations of the Seller, all of which are now and as of the Closing Date shall be in good standing and not subject to meritorious challenge. Except as set forth on Schedule 2.19, such licenses, permits and franchises are freely transferable by Seller.

               (b) Except as provided in Schedule 2.19, no violations have occurred with respect to regulatory agreements, and/or other licensing or inspection authorities for which a fine or penalty may be levied or for which the Seller may be ordered to cease providing services or conducting its business.

         SECTION 2.20. Business Records. The Seller's financial statements are complete and correct in all material respects and accurately reflect the Seller's business operations for the last six (6) years. The Seller's books and records have been, and will continue to be, maintained in the usual and ordinary manner, consistent with past practices. Seller will have reasonable access to the books and records following the Closing for purposes of preparing and filing any tax returns or other filings required by any governmental agency.

         SECTION 2.21. Transactions With Certain Persons. Except as set forth in its filings with the SEC or as set forth on Schedule 2.21, (a) during the past three (3) years, Seller has not, directly or indirectly, purchased, leased or otherwise acquired any goods, services or property from any stockholder of Seller or from any person, firm, corporation or other entity directly or indirectly controlled by (or under common control with) any stockholder of Seller, and (b) Seller does not owe any amount to, nor is any amount owed to Seller by, any stockholder of Seller or any person, firm, corporation or other entity directly or indirectly controlled by (or under common control with) Seller.

         SECTION 2.22. Absence of Certain Business Practices. Except as set forth on Schedule 2.22, neither Seller nor any officer, employee or agent acting on its behalf, has within the past five (5) years given (or agreed to give) any gift exceeding $200 in value, or similar benefit to any customer, supplier, governmental employee or other person in a position to help or hinder Seller's Business except for travel and entertainment expenses in the ordinary course of business.

         SECTION 2.23. Operations. As of the date of this Agreement, the Seller presently provides the services of those persons and to those customers at the locations identified in Schedule 2.23 hereof. Schedule 2.23 also lists all customers to whom the Seller has provided services within the three (3) year period prior to the date of this Agreement.

         SECTION 2.24. Intellectual Property. Schedule 2.24 sets forth a true and complete list of (i) all patents, trademarks, trade names (including all federal and state registration pertaining thereto) and registered copyrights owned by the Seller, and (ii) all patents, trademarks, trade names, copyrights, technology and processes not owned by the Seller but which are material to its business and are used pursuant to a license or other right granted by a third party (collectively, "Intellectual Property"), except for such Intellectual Property that consists of commercially available "shrink-wrap" software programs. A true and complete list of all licenses with respect to Intellectual Property is set forth in Schedule 2.24, except for such Intellectual Property that consists of commercially available "shrink-wrap" software programs. Each of the federal and state registrations pertaining to the Intellectual Property owned by the Seller is valid and in full force and effect, and all required filings in association with such registrations have been properly made and all required fees have been paid. The Seller owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims are pending against the Seller by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by the Seller of the Intellectual Property does not infringe on the rights of any third party.

         SECTION 2.25. Material Misstatements or Omissions. Seller has not made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate, and not misleading every representation, warranty, schedule, and agreement set forth, described or referred to herein. Seller has disclosed to Purchaser all material adverse facts relating to the condition or operation, whether past, present or future, financial or otherwise, of the Purchased Assets and of the Business.

         SECTION 2.26. Effective Date of Warranties, Representations and Covenants. Each warranty, representation, and covenant set forth in this Article 2 shall be deemed to be made on and as of and speak on and as of the date hereof and as of the Closing Date (except as otherwise specifically provided herein). The representations and warranties contained in this Article 2 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

         SECTION 2.27. SEC Documents. Seller has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents including exhibits and all other information incorporated therein) with the SEC since December 31, 1999 (as such documents have been amended since the time of their filing collectively the "Seller SEC Documents"). As of their respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (the

"Exchange Act"), as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Documents.

         SECTION 2.28 Information Supplied. None of the information contained in or incorporated by reference in the Information Statement will, at the date it is first mailed to Seller's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 2.29. Consent Requirements. The written consent of the holders of a majority of all outstanding shares of Seller Common Stock (the "Seller Stockholder Consent") entitled to vote at a duly convened and held meeting of Seller's stockholders is the only consent, vote or approval of the holders of any class or series of Seller's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         As a material inducement to Seller to enter into and perform its obligations under this Agreement, Purchaser represents and warrants to Seller as follows:

         SECTION 3.01. Organization, Etc. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the District of Columbia.

         SECTION 3.02. Authority Relative to Agreement. Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser. No other corporate proceedings on its part or the part of the stockholders of Purchaser are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Purchaser and is the valid and binding agreement of Purchaser.

         SECTION 3.03. No Breach; Consents. Except as disclosed on Schedule 3.03, the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon the assets of either of Purchaser under, or require any authorization, consent, approval, exemption or other action by or notice to any third party under the provisions of the Charter or By-Laws of Purchaser or any license, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which

Purchaser is a party, and (b) do not require any authorization consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Purchaser is subject.

         SECTION 3.04. Litigation. There is no claim, action, suit or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any manner the right of Purchaser to control Seller or any material aspect of the Business of Seller after the Closing Date, and there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding against Purchaser having, or which Purchaser believes may in the future have, any such effect.

         SECTION 3.05. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser, other than a fee payable to Evergreen Capital which shall be paid by Purchaser.

                                    ARTICLE 4
                               CLOSING CONDITIONS

         SECTION 4.01. Closing Conditions Relating to Purchaser. The obligation of Purchaser to consummate the purchase of the Purchased Assets will be subject to the satisfaction of the following conditions:

               (a) Deliveries. At or prior to the Closing Date, Seller shall deliver, or cause to be delivered to Purchaser, the following items:

                    (i) Assumption Agreement. An executed Assumption Agreement.

                    (ii) Employment Agreement. An Employment Agreement in the form of Exhibit 4.01(a)(ii) attached hereto executed by Mr. Wagner and Mr. Idso.

                    (iii) Certificates. Seller shall execute and deliver to Purchaser a Certificate, in the form of Exhibit 4.01(a)(iii) attached hereto, certifying that all the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date.

                    (iv) Corporate Resolutions. Seller shall deliver to Purchaser certified copies of the resolutions of its Board of Directors and certified copies of the resolutions of its stockholders authorizing the transactions contemplated herein.

                    (v) Consents. Seller shall deliver to Purchaser copies of all necessary third party and governmental consents, in a form satisfactory to Purchaser, that Seller is required to obtain in order to consummate the transactions contemplated by this Agreement.

                    (vi) Books and Records. Copies of all books and records of Seller relating to the Business.


              (b) Due Diligence Results. Nothing shall have come to the attention of Purchaser, in the course of its due diligence investigation pursuant to Section 5.02 or otherwise, which demonstrates that (i) any of the representations or warranties of Seller is materially inaccurate or incomplete,
(ii) the Financial Statements of Seller do not accurately reflect its financial condition as at the dates indicated and the results of operations for the periods covered thereby, (iii) the conditions, values and results of operations of the Business between the date of this Agreement and the date of Closing have not continued to be satisfactory to Purchaser, and (iv) the financial performance of Seller between the date of this Agreement and the date of Closing have not continued to be satisfactory to Purchaser.

              (c) Lease Agreement. The lease of real property relating to Seller's office at 1598 Whitehall Road, Annapolis, Maryland 21401 shall be sublet to Purchaser subsequent to the Closing Date.

              (d) No Injunction. The consummation of the transactions contemplated hereby shall not have been enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

              (e) Customers of Seller. Purchaser shall have had the opportunity to interview a reasonable sample of the customers of Seller, and, as a result thereof, Purchaser shall have received reasonable assurances of the likelihood that a substantial portion of Seller's significant customers will become customers of Purchaser.

              (f) Suppliers of Seller. Purchaser shall have had the opportunity to interview the significant suppliers of Seller, and, as a result thereof, Purchaser shall have received reasonable assurances of the likelihood that Seller's significant suppliers will continue to be suppliers of Purchaser.

              (g) Maintenance of Relationships. Seller, from the date of this Agreement to the date of Closing, shall have continued to maintain its existing relationships with significant suppliers and wholesale customers, and with key employees.

              (h) Opinion of Counsel. Purchaser shall have been provided with an opinion of counsel to Seller, dated as of the Closing Date, in the form of
Exhibit 4.01(h) attached hereto.

              (i) Board of Directors Approval. Purchaser shall have obtained approval of its Board of Directors to consummate the transactions referred to in the Agreement.

              (j) Seller Stockholder Consent. Seller shall have obtained the Seller Stockholder Consent.

         SECTION 4.02. Closing Conditions Relating to Seller. The obligation of Seller to consummate the sale of the Purchased Assets will be subject to the satisfaction of the following conditions:

               (a) Deliveries. At or prior to the Closing, Purchaser shall deliver, or cause to be delivered to Seller, the following items:

                    (i) Assumption Agreement. Purchaser shall execute and deliver to Seller the Assumption Agreement.

                    (ii) Corporate Resolutions. Purchaser shall deliver to Seller copies of the Resolutions of Purchaser's Board of Directors authorizing the transactions contemplated herein.

                    (iii) Purchaser's Check. Purchaser shall wire funds or deliver a check to Seller in payment of the Purchase Price described in Section 1.04.

               (b) No Injunction. The consummation of the transactions contemplated hereby shall not be enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

                                    ARTICLE 5
                             PRE-CLOSING AGREEMENTS

         SECTION 5.01. Employees. Seller will use best efforts to preserve the management team and work force of Seller and to preserve employee morale generally.

         SECTION 5.02. Due Diligence. Seller shall grant to Purchaser, and its employees, counsel, accountants and other representatives, full and complete access to Seller, its facilities, management, employees and records and its outside accountants and counsel for purposes of a due diligence investigation in connection with the transactions contemplated hereby.

         SECTION 5.03. Operation and Preservation of Business.

               (a) The Seller shall use its best efforts to (i) preserve the business of the Seller and keep generally available to the Seller the services of the employees, officers, consultants, contractors and agents of the Seller;
(ii) preserve generally the goodwill of customers, clients, suppliers, creditors and others having business relations with the Seller; and (iii) continue performance in the ordinary course of its obligations under Material Contracts. As part of such efforts, if and as requested by the Purchaser, the Seller shall schedule, and the management of the Seller shall participate in, meetings of representatives of the Purchaser with employees and customers of the Seller.

               (b) In connection with the operation of the Seller between the date of this Agreement and the Closing, the Seller shall confer in good faith on a regular and frequent basis with one or more designated representatives of Purchaser (which representatives shall have been designated by Purchaser to the Seller in writing) with respect to material matters affecting or impacting the operations of the Seller and to consult in general with respect to the ongoing operations of the Seller. The Seller acknowledges that Purchaser does not and will not waive any rights it may have under this Agreement as a result of such consultations, nor shall Purchaser be responsible for any decisions made by the officers and directors of the Seller with respect to matters which are the subject of such consultation.

               (c) The Seller shall continue to operate in the ordinary course, without substantial change, and the Seller shall take no action out of the ordinary course of business without the prior consent of the Purchaser, which shall not unreasonably be withheld. The Seller shall promptly notify Purchaser in writing of the occurrence of any event which may result in an adverse change to the business, financial condition, operation or prospects of the Seller. By way of example and not of limitation, the Seller shall not take, or suffer, any of the actions contemplated by Section 2.10 of this Agreement, without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld.

         SECTION 5.04. Reasonable Efforts. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated hereby to be effected on or prior to the Closing Date, in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

         SECTION 5.05. Confidentiality. Purchaser and Seller agree that they, and their respective officers, directors and other representatives, will hold in strict confidence the negotiations relating to the transactions contemplated by this Agreement, and all information exchanged pursuant thereto. If, for any reason, Closing does not occur, all information exchanged by Purchaser and Seller shall promptly be returned to the other party.

         SECTION 5.06. No Solicitation: Acquisition Proposals. From the date hereof until the Closing Date or until this Agreement is terminated or abandoned, the Seller shall not, except as related to the disposition of the Seller's post Closing Delaware shell corporation, directly or indirectly (i) solicit or initiate (including by way of furnishing any information) discussions with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than the Purchaser, an affiliate of the Purchaser or their authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of ownership interests, or other takeover or business combination transaction (the "Acquisition Proposal") involving the Seller's interest therein, and the Seller shall instruct its officers, directors, advisors and other financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence. The Seller shall notify the Purchaser promptly in writing if the Seller becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with the Seller with respect to an Acquisition Proposal. The Seller shall immediately cease any existing activities, discussions or negotiations with any third parties which may have been conducted on or prior to the date hereof with respect to an Acquisition Proposal and shall direct and use reasonable efforts to cause its officers, advisors and representatives not to engage in any such activities, discussions or negotiations.

         SECTION 5.07. Updates.

               (a) Prior to the Closing Date, the Seller shall deliver to Purchaser, as soon as available but not later than thirty (30) days after the end of each month, unaudited financial statements of the Seller. Such financial statements shall include a balance sheet as of the end of such period and statements of income and cash flows for the period then ended, shall be prepared from and be, in all material respects, in accordance with the books and records of the Seller, shall apply generally accepted accounting principles in a manner consisted with the Financial Statements, and shall otherwise be prepared on a basis consistent with the Seller's past practices with respect to monthly financial statements.

               (b) From time to time prior to the Closing, the parties shall update or amend their respective disclosures of any matter set forth or required to be set forth in the Schedules hereto to reflect any changes in (or any inaccuracies in) such Schedules. No such update shall be deemed to cure (for purposes of Sections 4.01 and 4.02 or otherwise) any breach of any representation and warranty by either party made in this Agreement unless the other party consents in writing to the proposed update or amendment.

               (c) Each of the parties to this Agreement agrees to notify the other parties promptly in writing of, and contemporaneously will provide the other parties with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonably efforts to cure before Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement under this Agreement to be breached or that renders or will render untrue any representation or warranty contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of the parties to this Agreement also agrees to notify the other parties promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.07(c) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition to Closing or shall in any way limit any party's right to seek indemnity under this Agreement.

         SECTION 5.08. Sales Tax. Purchaser shall pay any sales tax due with respect to the transfer of assets in accordance with this Agreement.

         SECTION 5.09. Management. After the date of execution of this Agreement, Purchaser shall have the right to make any and all decisions and shall have exclusive control with respect to the collection of the revenue of, and the payment of the expenses of, the Seller and shall have the right to establish and maintain a checking account for the Seller through which the decisions and rights referred to herein shall be implemented. The rights agreed to hereunder shall terminate when this Agreement terminates, upon the Closing Date or upon five (5) days written notice to Seller from Purchaser. Purchaser shall advance up to $100,000 to fund the expenses of Seller in the event such funds are reasonably necessary to the operation of the Seller's business. Any advances made hereunder will be in accordance with the terms of the Secured Promissory Note.

                                    ARTICLE 6
                             POST-CLOSING AGREEMENTS

         SECTION 6.01. Indemnification by Seller

               (a) Without limitation as to the other rights of Purchaser, Seller shall indemnify, save and keep Purchaser, its successors and assigns and its stockholders, directors, officers, affiliates, representatives and employees and the estates, personal representatives and heirs of such persons, for a period of one (1) year after the Closing Date, harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, penalties, costs, damages or expenses, including reasonable attorneys and expert witness fees (collectively) the "Losses") sustained or incurred by any of the foregoing persons as a result of or arising out of or by virtue of (i) any incorrect representation or warranty made by Seller herein or in any certificate, exhibit or schedule delivered to Purchaser in connection herewith, or (ii) any debt, liability or obligation of Seller (whether known or unknown, absolute or contingent) not expressly assumed by Purchaser under the Assumption Agreement attached hereto as Exhibit 1.02.

               (b) Without limitation as to the other rights of Seller, Purchaser shall indemnify, save and keep Seller harmless against and from any Losses sustained by Seller arising out of or by virtue of any incorrect representation or warranty made by Purchaser herein.

               (c) A party required under this Section 6.01 to furnish indemnity (the "Indemnifying Party") shall satisfy its obligation of indemnification under this Section 6.01 within forty-five (45) days after written notice thereof from any person entitled to such indemnity hereunder (the "Indemnified Party") to the Indemnifying Party; provided, however, that a party shall not be deemed in breach hereof for so long as it contests in good faith its liability for indemnification hereunder.

               (d) As soon as practicable after obtaining knowledge thereof, any Indemnified Party shall notify the Indemnifying Party of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. A failure to give such notice shall not negate a right to indemnification hereunder; provided, however, that the Indemnified Party shall bear any amount of Loss resulting directly from a failure to give a timely notice. If such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party and if the Indemnifying Party acknowledges in writing its obligations to indemnify and hold harmless under this Section 6.01, the Indemnifying Party shall have the right to employ such counsel as is reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any said claim or demand at its own cost and expense, provided that unless the Indemnified Party bears a greater risk of loss than the Indemnifying Party, the Indemnifying Party shall control the defense of said claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand, (i) the Indemnified Party shall not settle such claim or demand without the prior written consent of the Indemnifying Party, and (ii) any settlement of such claim or demand made without such consent of the Indemnifying Party shall not be subject to indemnity under this Section 6.01.

               (e) The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required for use in contesting any claim or demand asserted by a third party against any Indemnified Party. Whether or not the Indemnifying Party so elects to defend any such claim or demand, the Indemnified Party shall not have any obligation to do so and the Indemnified Party shall not waive any rights it may have against the Indemnifying Party under this Section 6.01 with respect to any such claim or demand by electing or failing to elect to defend any such claim, provided that the Indemnified Party against which a claim or demand is asserted in the first instance shall file in a timely manner any answer or pleading with respect to a suit or proceeding in such action as is necessary to avoid default or other adverse results.

               (f) In the event that Purchaser reasonably believes that it has any claim for indemnification under this Section 6.01 at any time as of which any payment under Section 1.04 otherwise would be due and payable, then Purchaser shall have the right to withhold any such payment to the extent, but only to the extent, necessary to indemnify Purchaser for the amount of such claim.

         SECTION 6.02. [Intentionally Omitted.]

         SECTION 6.03. Further Assurances. Seller shall, at any time and from time to time on and after the Closing Date, upon request by Purchaser and without further consideration, take such actions or cause others to do so, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all transfers, conveyances, powers of attorney and assurances, as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming to Purchaser, or its respective successors and assigns, or for aiding and assisting in collecting or reducing to possession, the Purchased Assets. To provide further assurances to Purchaser of its performance hereunder, Seller agrees that it shall not, during the one year period after the Closing Date, voluntarily dissolve or terminate its corporate existence, or seek protection under any bankruptcy, receivership or other law for the relief of debtors.

         SECTION 6.04. Arbitration. In the event of any dispute between the parties hereto arising under or relating to this Agreement, the parties agree to submit such dispute to binding, confidential arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA Rules") before a single arbitrator selected in accordance with the AAA Rules. Any resulting arbitration shall be held in Baltimore, Maryland. The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction. If, in the opinion of the arbitrator, one of the parties prevailed in the arbitration, the costs and fees of such arbitration and of the prevailing party, including without limitation reasonable attorneys' and witness fees, shall be borne by the party or parties that did not prevail in the arbitration. If, in the opinion of the arbitrator, none of the parties prevailed in the arbitration, the costs and fees of such arbitration shall be borne equally by the parties and each party shall bear its own costs.

                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.01. Survival. The representations and warranties of Seller shall survive for a period of one (1) year after the Closing Date.

         SECTION 7.02. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to consummation of the transactions contemplated hereby:

               (a) By the mutual consent of Purchaser and Seller;

               (b) By Purchaser if all of the conditions to Closing described in
Section 4.01 have not been satisfied or waived by March 15, 2003;

               (c) By Purchaser if Seller has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure shall not have been cured in manner, form and substance reasonably satisfactory to Purchaser; and

               (d) By Seller if Purchaser has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure has not been cured in manner, form and substance reasonably satisfactory to Seller.

         SECTION 7.03. Expenses. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement.

         SECTION 7.04. Amendments and Waivers. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         SECTION 7.05. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by hand or by registered mail, return receipt requested, addressed as follows:

               If to Purchaser:

                                    Houston Associates, Inc.
                                    4601 North Fairfax Drive
                                    Suite 1200
                                    Arlington, VA 22203
                                    Att: John L. Bjork

               with a copy to:

                                    William M. Davidow, Jr. Esquire
                                    Whiteford, Taylor & Preston L.L.P.
                                    Suite 1500
                                    7 St. Paul Street
                                    Baltimore, MD. 21202

               If to Seller :

                                    Strategic Solutions Group, Inc.
                                    1598 Whitehall Road
                                    Suite E
                                    Annapolis, MD 21401

               with a copy to:
                                    Joseph M. Berl, Esquire
                                    Powell, Goldstein, Frazer & Murphy LLP
                                    6th Floor, 1001 Pennsylvania Avenue, N.W.
                                    Washington, DC  20004

Any party hereto may specify in writing a different address for such purpose by notice to the other parties.

         SECTION 7.06. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto.

         SECTION 7.07. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.

         SECTION 7.08. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 7.09. No Third-Party Beneficiaries. This Agreement shall be for the benefit only of the parties hereto, and their respective successors and assigns.

         SECTION 7.10. Singular and Plural; Gender. The singular shall include the plural and vice-versa, and the use of one gender shall be deemed to include all other genders whenever appropriate.

         SECTION 7.11. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the laws of the State of Maryland without reference to any conflict of laws rules.

         SECTION 7.12. Knowledge. As used in this Agreement, the terms "the best knowledge of," "known to" or words of similar import used herein with respect to the Seller shall mean the actual knowledge the Seller, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand.

         SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.




                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, on the day and year first above written, intending to be legally bound hereby.

ATTEST:                              STRATEGIC SOLUTIONS GROUP, INC.

                                     By:                       (SEAL)
--------------------------               ----------------------
                                         Ernest A. Wagner, President
                                         Seller


ATTEST:                               HOUSTON ASSOCIATES, INC.

                                     By:                       (SEAL)
--------------------------              -----------------------
                                        John R. Houston, III,
                                        Chief Executive Officer Purchaser


ATTEST:                              STRATEGIC SOLUTIONS GROUP, INC.

                                     By: Houston Associates, Inc.

                                     By:                       (SEAL)
--------------------------              -----------------------
                                        John R. Houston, III, President
                                        Purchaser